Exhibit 99.1

For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602-256-6263 joes@cavco.com On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL SECOND QUARTER RESULTS
PHOENIX, November 3, 2011 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the second quarter and first six months of its fiscal year 2012 ended September 30, 2011.
Net sales for the second quarter of fiscal 2012 totaled $130,008,000, up 183% from $45,888,000 for the second quarter of fiscal year 2011.
As previously reported, Fleetwood Homes, Inc., a subsidiary owned 50% by Cavco and 50% by Third Avenue Value Fund (TAVFX), completed the acquisition of substantially all of the assets and assumption of certain liabilities of Palm Harbor Homes, Inc. during the quarter ended June 30, 2011. Palm Harbor had been in the business of manufacturing and marketing factory-built housing and providing related consumer financing and insurance products. The aggregate gross purchase price, exclusive of transaction costs, specified liabilities assumed and post-closing adjustments, was $83,900,000. The results of the Palm Harbor operations have been included in the Consolidated Financial Statements since acquisition.
Net income for the fiscal 2012 second quarter was $3,172,000, compared to $1,199,000 reported in the same quarter one year ago. During the quarter, we incurred $120,000 in acquisition-related costs for the purchase of the Palm Harbor Homes assets and we expect to have additional transaction-related expenses during the remainder of fiscal year 2012. Interest expense of $1,916,000 was recognized during the second quarter of fiscal 2012, primarily related to securitized financings and a mortgage construction lending facility of the finance subsidiaries acquired.
Net income attributable to Cavco stockholders for the fiscal 2012 second quarter was $1,685,000 compared to $680,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was $0.24 versus basic and diluted net income per share of $0.10 last year.
For the first six months of fiscal 2012, net sales increased 145% to $228,989,000 from $93,393,000 for the comparable prior year period. Net income for the first half of fiscal 2012 was $23,860,000 compared to $2,049,000 last year. Included in net income for the six months ended September 30, 2011 was a gain on bargain purchase of $22,009,000 resulting from the acquisition of Palm Harbor, as adjusted during the fiscal 2012 second quarter and calculated in accordance with the accounting standards for business combinations. Net income attributable to Cavco stockholders for the first half of fiscal 2012 was $11,907,000 compared to $1,198,000 last year. For the six months ended September 30, 2011, net income per share based on basic and diluted weighted average shares outstanding was $1.73 and $1.72, respectively, versus $0.18 for the prior year period.
“We are glad to report positive earnings for the second quarter of fiscal year 2012. Cavco benefited from higher order rates during the quarter, which translated into improved results compared to recent quarters and demonstrates the operating leverage we believe exists in the Cavco group of companies,” said Joseph Stegmayer, Chairman, President and Chief Executive Officer, while commenting on the quarter. Mr. Stegmayer continued, “This is our first full quarter operating the newly expanded enterprise since the Palm Harbor transaction closed during last quarter. While the work of transitioning the newly acquired operations into the Cavco fold is ongoing, we are pleased with the initial contributions of the Palm Harbor businesses and people. This quarter also marks the second anniversary of the Fleetwood Homes transaction. The Fleetwood Homes operations have continued to develop and grow in their respective markets. We believe the expanded and more diverse operations have improved Cavco’s position in the industry, allowing us to more fully take advantage of market opportunities and pursue operating efficiencies available to a larger organization.”

“We remain cautious about the near term outlook. High unemployment rates, significant under employment and low consumer confidence levels combine to create a very challenging environment for the sale of consumer durables, particularly housing. In addition, home sales activity typically experiences seasonal declines during winter months. Still we feel that Cavco is very well positioned as an industry leader and from a financial strength standpoint to cope with the largely unprecedented economic conditions the nation faces. We build high quality, affordable homes that target a wide range of consumer needs and interests. Eventually, we believe the growing population of potential homebuyers will begin to shop for a home and expect that many people will consider systems built homes such as ours for their affordability, energy efficiency, flexible design possibilities and environment friendly characteristics,” Mr. Stegmayer concluded.
Cavco’s senior management will hold a conference call to review these results tomorrow, November 4, 2011, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. We are the second largest producer of HUD code manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures; as well as modular homes built primarily under the Nationwide Homes brand. Our mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Our insurance subsidiary, Standard, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes, Palm Harbor, and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, and any future acquisition may adversely impact our liquidity; expansion of retail and manufacturing businesses and entry into new lines of business, namely manufactured housing consumer finance and insurance, through the Palm Harbor transaction; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2011 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,219	$76,513
Restricted cash, current	7,067	436
Accounts receivable, net	13,236	6,571
Short-term investments	5,608	—
Current portion of consumer loans receivable, net	20,260	—
Inventories	63,848	16,036
Assets held for sale	8,326	—
Prepaid expenses and other current assets	6,582	2,495
Debtor-in-possession note receivable	—	40,060
Deferred income taxes	5,479	4,720

Total current assets	165,625	146,831

Restricted cash	453	—
Investments	10,834	—
Consumer loans receivable, net	103,531	—
Inventory finance notes receivable, net	19,468	17,759
Property, plant and equipment, net	50,510	35,993
Goodwill and other intangibles, net	82,467	68,859

Total assets	$432,888	$269,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,802	$3,495
Accrued liabilities	61,505	26,245
Construction lending line	4,528	—
Current portion of securitized financings	11,539	—
Noncontrolling interest note payable	—	36,000

Total current liabilities	88,374	65,740

Securitized financings	84,599	—
Deferred income taxes	11,772	17,214
Redeemable noncontrolling interest	83,804	35,819
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,890,196 and 6,817,606 shares, respectively	69	68
Additional paid-in capital	131,114	129,211
Retained earnings	33,297	21,390
Accumulated other comprehensive loss	(141)	—

Total stockholders’ equity	164,339	150,669

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$432,888	$269,442

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net sales	$130,008	$45,888	$228,989	$93,393
Cost of sales	101,780	38,709	184,601	79,773

Gross profit	28,228	7,179	44,388	13,620
Selling, general and administrative expenses	21,588	5,489	38,578	10,725

Income from operations	6,640	1,690	5,810	2,895
Interest expense	(1,916)	—	(3,377)	—
Other income	255	266	615	446
Gain on bargain purchase	—	—	22,009	—

Income before income taxes	4,979	1,956	25,057	3,341
Income tax expense	(1,807)	(757)	(1,197)	(1,292)

Net income	3,172	1,199	23,860	2,049
Less: net income attributable to noncontrolling interest	1,487	519	11,953	851

Net income attributable to Cavco common stockholders	$1,685	$680	$11,907	$1,198

Net income per share attributable to Cavco common stockholders:
Basic	$0.24	$0.10	$1.73	$0.18

Diluted	$0.24	$0.10	$1.72	$0.18

Weighted average shares outstanding:
Basic	6,890,122	6,541,951	6,864,427	6,541,846

Diluted	6,937,807	6,747,116	6,921,458	6,763,020

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net sales:
Factory-built housing	$119,686	$45,888	$212,526	$93,393
Financial services	10,322	—	16,463	—

Total net sales	$130,008	$45,888	$228,989	$93,393

Capital expenditures	$810	$220	$1,839	$459
Depreciation	$605	$328	$1,065	$653
Amortization of other intangibles	$1,279	$13	$1,686	$26

Factory-built homes sold:
by Company owned stores	503	37	920	67
to independent dealers, builders & developers	1,644	1,199	3,078	2,485

Total factory-built homes sold	2,147	1,236	3,998	2,552

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